UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 3, 2023
FRESH TRACKS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Central Avenue
Suite 100
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FRTX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Report on Form 8-K filed by Fresh Tracks Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on September 19, 2023, in connection with the proposed liquidation and dissolution of the Company, the Company terminated Andrew D. Sklawer, the Company’s President and Chief Executive Officer, without cause, effective October 2, 2023 (the “Separation Date”).
In connection with Mr. Sklawer’s separation from the Company, on October 3, 2023, the Company and Mr. Sklawer entered into a Separation and Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Sklawer will receive, on January 2, 2024 or an earlier date if requested by Mr. Sklawer, a lump sum of (i) $441,000 in severance, which is an amount equal to 12 months of Mr. Sklawer’s base salary in effect as of the Separation Date and (ii) $44,100 in accordance with that certain employee retention bonus agreement, dated as of February 21, 2023, between the Company and Mr. Sklawer. In addition, Mr. Sklawer was paid a lump sum of $165,375 for previously accrued but unused paid time off as a Company employee, and the Company will pay for 12 months of Mr. Sklawer’s health care premiums; however, if the Company can no longer provide group health insurance for the full 12-month period, the Company will make a lump sum payment to Mr. Sklawer for the remaining premiums, grossed up by 35% to minimize the impact of any applicable taxes. Finally, all of Mr. Sklawer’s outstanding and unvested equity awards vested in full as of the Separation Date in accordance with the terms of his employment agreement.
The Separation Agreement also includes a release of claims in favor of the Company and customary confidentiality and non-disparagement provisions. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
In connection with Mr. Sklawer’s separation from the Company, the Company and Yonder Partners, LLC, a limited liability company owned by Mr. Sklawer, also entered into a Consulting Agreement (the “Consulting Agreement”) on October 3, 2023, under which Mr. Sklawer will personally provide consulting and advisory services to the Company. The term of the Consulting Agreement continues until terminated, which either party may do (i) with cause upon 30 calendar days’ prior written notice or (ii) without cause upon 45 calendar days’ prior written notice. The Consulting Agreement provides for compensation at a fixed rate of $425 per hour, as well as reimbursement of Mr. Sklawer’s related business expenses. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Separation and Release Agreement, dated as of October 3, 2023, by and between Fresh Tracks Therapeutics, Inc. and Andrew D. Sklawer

10.2	Consulting Agreement, dated as of October 3, 2023, by and between Fresh Tracks Therapeutics, Inc. and Yonder Partners, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023	Fresh Tracks Therapeutics, Inc.

	By:	/s/ Albert N. Marchio, II
	Name:	Albert N. Marchio, II
	Title:	Chief Executive Officer and Chief Financial Officer